Exhibit 5

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com

July 1, 2014	CLIENT/MATTER NUMBER 061300-1534

Oshkosh Corporation
2307 Oregon Street
P.O. Box 2566
Oshkosh, Wisconsin 54903

Ladies and Gentlemen:

We have acted as counsel to Oshkosh Corporation, a Wisconsin corporation incorporated in June 2014 (the “Company”), the successor registrant to Oshkosh Corporation, a Wisconsin corporation incorporated in January 1930 and the former publicly-traded parent company of the Company (“Predecessor”), in conjunction with the preparation of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Amendment”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s adoption of Registration Statement No. 333-185054 (the “Registration Statement” and, after giving effect to the Amendment, the “Amended Registration Statement”) as the successor registrant to Predecessor pursuant to Rule 414 under the Securities Act.

The Amended Registration Statement, including the prospectus constituting a part thereof (the “Prospectus”), relates to the issuance and sale by the Company from time to time of an indeterminate amount of: (i) shares of the Company’s common stock, $0.01 par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”), which may be issued by the Company in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (iii) unsecured debt securities of the Company, which may be either senior or subordinated (the “Debt Securities”); (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company; (v) contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to these holders, shares of Common Stock or other securities of the Company at a future date; and (vi) stock purchase units (the “Stock Purchase Units”) consisting of a Stock Purchase Contract and either Debt Securities, Preferred Stock, Warrants or other securities of the Company or debt obligations of third parties that are pledged to secure the holder’s obligations to purchase the Common Stock or other securities of the Company under Stock Purchase Contracts (the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein as the “Securities”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined:  (i) the Amended Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Articles of Incorporation and By-Laws; (iii) the form of indenture for subordinated debt securities included as an exhibit to the Amended Registration Statement (the “Subordinated Indenture”); (iv) the form of indenture for senior Debt Securities included as an exhibit to the Amended Registration Statement (the “Senior Indenture” and, together with the Subordinated

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Indenture, the “Indentures”); and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  We have also assumed that (i) the Amended Registration Statement, and any further amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and any applicable Prospectus Supplement; (iv) the applicable Indenture, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under such Indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing the applicable Indenture or any supplemental indenture to the applicable Indenture; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Articles of Incorporation and not otherwise reserved for issuance; and (ix) the deposit agreement, to be entered into between the Company and the depositary named therein (the “Depositary”) and from which the Depositary Shares will be issued (the “Deposit Agreement”), will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                      All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b.                                      The terms of such Debt Securities and of their issuance and sale have been established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.                                       Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture; and

d.                                      Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Amended Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.                                      All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.                                      Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Amended Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.                                      All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the designations and the preferences, limitations and relative rights, in whole or part, and other terms of such shares as set forth in or contemplated by the Amended Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b.                                      Articles of Amendment to the Company’s Articles of Incorporation with respect to the designations and the preferences, limitations and relative rights, in whole or part, and other terms of such shares shall have been filed with the Department of Financial Institutions of the State of Wisconsin in the form and manner required by law; and

c.                                       Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Amended Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4.                                      All requisite action necessary to make any depositary receipts evidencing the Depositary Shares constitute valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the designations and the preferences, limitations and relative rights, in whole or part, and other terms of the shares of Preferred Stock underlying the Depositary Shares as set forth in or contemplated by the Amended Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance of such shares of Preferred Stock;

b.                                      Articles of Amendment to the Company’s Articles of Incorporation with respect to the designations and the preferences, limitations and relative rights, in whole or part, and other terms of the Preferred Stock underlying the Depositary Shares shall have been filed with the Department of Financial Institutions of the State of Wisconsin in the form and manner required by law;

c.                                       The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Deposit Agreement and such Deposit Agreement shall have been duly executed and delivered;

d.                                      The Preferred Stock underlying the Depositary Shares shall have been duly issued and delivered to the Depositary;

e.                                       The terms of such Depositary Shares and depositary receipts evidencing the Depositary Shares and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

f.                                        Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been duly executed, issued and delivered in accordance with the Deposit Agreement and their respective terms and provisions; and

g.                                       Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Amended Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5.                                      All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b.                                      The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.                                       Any such warrant agreements shall have been duly executed and delivered;

d.                                      Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

e.                                       Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Amended Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

6.                                      All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.                                      The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

b.                                      The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.                                       Such Stock Purchase Contracts and Stock Purchase Units shall have been duly executed and delivered in accordance with their respective terms and provisions; and

d.                                      Such Stock Purchase Contracts and Stock Purchase Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Amended Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

With respect to the foregoing opinions, at one time Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’ service in any one case. This statutory provision was repealed by 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006.

We consent to the use of this opinion as an exhibit to the Amendment.  In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP